Exhibit 99.1

TLO, LLC

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2013
AND
YEAR ENDED DECEMBER 31, 2012
AND
INDEPENDENT AUDITORS’ REPORT

TLO, LLC

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Members’ Deficit	4

Consolidated Statements of Cash Flows	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 - 14

Report of Independent Auditors
To the Board of Managers of
TLO, LLC

We have audited the accompanying consolidated financial statements of TLO, LLC and subsidiaries, which comprise the consolidated balance sheets as of September 30, 2013 and December 31, 2012, and the related consolidated statements of operations, members’ deficit and cash flows for the nine months ended September 30, 2013 and the year ended December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TLO, LLC and subsidiaries at September 30, 2013 and December 31, 2012, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 2013 and the year ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Ernst & Young LLP
Chicago, Illinois
March 3, 2014

TLO, LLC
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$1,061,916	$2,758,614
Trade accounts receivable, net of allowance of $0 and $45,146	3,259,582	2,402,788
Prepaid expenses and other receivables	288,500	769,944
Total current assets	4,609,998	5,931,346

Property, plant and equipment, net of accumulated depreciation of $11,317,607 and $8,616,911	11,803,271	14,757,748
Investments	10,000	10,000
Goodwill	—	6,650,000
Other intangibles, net	546,156	957,347
Other assets	115,057	38,955
Total assets	$17,084,482	$28,345,396

Liabilities and members’ deficit
Current liabilities:
Trade accounts payable	$18,375,048	$15,271,877
Accrued expenses	14,373,153	10,663,202
Current portion of capital lease	756,435	825,154
Deferred revenue	309,726	158,641
Other current liabilities	60,950	70,133
Total current liabilities	33,875,312	26,989,007

Member loans	81,740,000	81,740,000
DIP loans	4,000,000	—
Capital lease	2,588,883	3,095,363
Notes payable	136,701	160,826
Deferred rent	2,951,586	2,986,554
Total liabilities	125,292,482	114,971,750

Members’ deficit
Members’ interests	73,363,294	76,581,085
Members’ accumulated deficit	(181,571,294)	(163,207,439)
Members’ deficit	(108,208,000)	(86,626,354)
Total liabilities and members’ deficit	$17,084,482	$28,345,396

(see accompanying notes to the consolidated financial statements)

TLO, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2013	Twelve Months Ended December 31, 2012

Net revenue	$19,544,180	$12,146,897

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization below)	12,518,701	27,419,793
Selling, general and administrative	18,992,481	26,246,385
Depreciation and amortization	2,874,496	3,418,838
Impairment of goodwill	—	2,601,121
Impairment of intangibles	280,150	1,000,000
Loss on disposal of assets	190,695	1,115,262

Total operating expenses	34,856,523	61,801,399

Operating loss	(15,312,343)	(49,654,502)

Non-operating (income) expense
Interest expense, net	2,276,430	2,715,979
Bankruptcy expense	760,682	—
Other	14,400	(39,814)

Total non-operating expense	3,051,512	2,676,165

Loss before income taxes	(18,363,855)	(52,330,667)

Provision for income taxes	—	—

Net loss	$(18,363,855)	$(52,330,667)

(see accompanying notes to the consolidated financial statements)

TLO, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

	Members’ Units	Members’ Interests	Members’ Accumulated Deficit

Balance, December 31, 2011	113,875,000	$55,775,731	$(110,876,772)
Equity-based compensation	—	4,545,354	—
Stock purchase transaction, net of cash received	58,023,524	10,760,000	—
Proceeds from member contribution	—	5,600,000	—
Distribution to member	—	(100,000)	—
Net loss for the year ended December 31, 2012	—	—	(52,330,667)

Balance, December 31, 2012	171,898,524	76,581,085	(163,207,439)

Equity-based compensation	—	1,806,916	—
Members contribution	—	2,600,000	—
Net members distribution related to litigation settlement	(32,660,720)	(7,624,707)	—
Net loss for the nine months ended September 30, 2013	—	—	(18,363,855)

Balance, September 30, 2013	139,237,804	$73,363,294	$(181,571,294)

(see accompanying notes to the consolidated financial statements)

TLO, LLC
CONSOLIDATED STATEMENTS CASH FLOWS

	Nine Months Ended September 30, 2013	Twelve Months Ended December 31, 2012

Cash flows from operating activities:
Net loss	$(18,363,855)	$(52,330,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,874,496	3,418,838
Equity-based compensation	1,806,916	4,545,354
Impairment of goodwill	—	2,601,121
Impairment of intangibles	280,150	1,000,000
Non-cash interest expense	2,079,954	2,600,000
Loss on disposal of assets	190,695	1,115,262
Bad debt expense	305,320	90,482
Changes in certain operating assets and liabilities:
Increase in accounts receivable	(1,162,114)	(1,415,514)
Increase in other current and long-term assets	(549,039)	(3,490,081)
Increase in accounts payable	3,103,171	12,352,939
Increase in other current and long-term liabilities	1,161,733	6,001,833

Cash used in operating activities	(8,272,573)	(23,510,433)

Cash flows from investing activities:
Capital expenditures for property and equipment	—	(1,086,877)
Proceeds from trading securities	—	(10,000)
Cash received on stock acquisition	—	175,881

Cash used in investing activities	—	(920,996)

Cash flows from financing activities:
Proceeds from Member Loan	—	1,740,000
Proceeds from DIP loans	4,000,000	—
Proceeds from member contribution	2,600,000	5,600,000
Distribution to member	—	(100,000)
Payment on notes payable	(24,125)	(5,941)

Cash provided by financing activities	6,575,875	7,234,059

Net decrease in cash and cash equivalents	(1,696,698)	(17,197,370)

Cash and cash equivalents:
Beginning of the period	2,758,614	19,955,984

End of the period	$1,061,916	$2,758,614

Noncash investing activities:
Property and Equipment acquired through capital lease obligation	$—	$3,553,117

Supplemental disclosures of cash flow information:
Cash paid for interest	$198,848	$134,124

(see accompanying notes to the consolidated financial statements)

TLO, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

General Information
TLO, LLC (“TLO”) was formed on March 20, 2009, in the state of Florida. Effective April 22, 2009, the sole owner of TLO reorganized an entity known as TLO/CB Corporation to become a wholly-owned LLC subsidiary of TLO. Effective November 21, 2012, TLO completed the purchase of 100% ownership of Greencook Services, LLC (“Greencook”) membership shares. TLO and its wholly-owned subsidiaries are referred to as “the Company.”

On May 9, 2013, the Company filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.

On December 12, 2013, the Company entered into an asset purchase agreement with TransUnion Risk and Alternative Data Solutions, Inc. (“TransUnion Alternative Data”) for the purchase of substantially all of the business assets of the Company and certain identified liabilities (“TLO Business”) for approximately $152,400,000. The business assets and identified liabilities included tangible assets of approximately $10,900,000 and liabilities of approximately $5,800,000. TLO Business was transferred to TransUnion Alternative Data on December 16, 2013. In the event the TLO Business lacks funds to maintain its operations, TransUnion Corp., parent of TransUnion Alternative Data, would contribute the necessary funds.

Business Description
The Company provides data solutions for identity authentication, fraud prevention, and debt recovery. These solutions are made possible by leveraging TLO’s technology, proprietary linking and assessment algorithms, along with a repository of public record and publicly available data, which enable TLO’s customers to quickly process database operations that would require more time using traditional technologies.

Consolidation
The accompanying consolidated financial statements include the accounts of TLO and its 100% owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

Use of Estimates
The preparation of consolidated financial statements and related disclosures in accordance with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and judgments that affect the amounts reported. Management believes that the estimates used in preparation of the accompanying consolidated financial statements are reasonable, based upon information available to management at this time. These estimates and judgments affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the balance sheet date, as well as the amounts of revenue and expense during the reporting period. Estimates are inherently uncertain and actual results could differ materially from the estimated amounts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts.

Revenue Recognition, Credit Risks and Concentrations
The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured.

Revenue is generally recognized on a transactional basis determined by the customers’ usage, monthly subscription fees or a combination of both.

Revenues pursuant to contracts containing a monthly fee are generally recognized ratably over the contract period, which generally ranges from 1 to 2 years. Revenues pursuant to transactions determined by the customers’ usage are recognized when the transaction is complete. Costs associated with separately priced customer service contracts are generally recognized as those costs are incurred. Losses are recognized on contracts where the expected future costs exceed expected future revenue. No such loss contracts existed at September 30, 2013, or December 31, 2012.

Deferred revenue generally consists of amounts billed in excess of revenue recognized for the sale of data services, monthly subscription fees and set up fees.

The Company generally sells its products on credit to a limited number of customers. No single customer accounts for more than 10% of revenues. Management determines whether an allowance needs to be provided for an amount due from a customer depending on the aging of the individual receivable balances, recent payment history, contractual terms and other qualitative factors such as status of business relationship with the customer. At September 30, 2013, and December 31, 2012, allowance for uncollectible accounts receivable were $0 and $45,146, respectively.

An adverse change in the status of one customer could materially affect the Company’s estimate of its bad debts. Accounts receivable are written off in the fiscal year when all legal collection procedures have been exhausted. The Company wrote off $74,707 of bad debt in the nine months ended September, 30 2013. No write offs were required during 2012.

Long-Lived Assets:
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Leasehold improvements and additions are capitalized. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets.

Intangible Assets
Generally, intangible assets acquired are stated at cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which include software and historical data, on a straight-line basis over the estimated useful lives of the assets ranging from three to fifteen years.

Impairment of Long-Lived Assets
The Company reviews long-lived assets that are subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset or by the amount at which the asset could be sold in a current transaction between willing parties. If the carrying amount of an asset exceeds the recoverability of the asset, an impairment charge is recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the asset.

During the nine months ended September 30, 2013 and the year ended December 31, 2012, the Company recorded impairment charges on intangibles totaling $280,150 and $1,000,000, and impairment charges on property and equipment totaling $190,695 and $1,115,262, respectively. See Footnotes 3, Business Combination, Footnote 4, Property and Equipment, and Footnote 5, Intangible Assets for further discussion.

Goodwill and Other Indefinite-Lived Intangibles
The Company tested for goodwill impairment during the fourth quarter of 2012 as indications of impairment existed. Based on the evaluation the Company concluded that the goodwill for Greencook was impaired and as such written off. See Footnote 3, Business Combinations for further discussion of the acquisitions..

No impairments were determined to exist for other indefinite-lived assets.

Income Taxes
The Company and its subsidiaries were formed as a Limited Liability Company (“LLC”). Under existing Internal Revenue Service regulations, an LLC’s taxable income and losses are taxed directly to its members in a manner similar to a partnership. Therefore, no provision for income taxes is required to be made in the accompanying consolidated financial statements. Any state minimum or franchise taxes due are expensed as incurred. There are currently no open federal or state income tax years under audit. Tax periods after 2009 remain open to federal and state income tax audits.

Equity-based Compensation
Equity-based compensation cost is measured at the grant date based on the fair value of the unit award and recognized straight-line over the requisite service period, which is generally the vesting period. The expected life was estimated at five years because there was insufficient experience to provide historical estimates.

Concentration of Vendors
The Company uses data acquired through licensing rights from approximately sixteen providers. The loss of any one of these providers could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity.

Research and Development
Research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. Research and development represents approximately 20% of total costs for both reporting periods.

Advertising
Advertising costs are expensed as incurred, and included in selling, and general and administrative expenses, in the consolidated statement of operations. Advertising expenses during the nine months ended September 30, 2013 and the year ended December 31, 2012 were $151,623 and $351,540, respectively.

Fair Value of Financial Instruments
The Company’s Member loans and DIP loans carrying value approximate its fair value due to their short-term maturities. The Company’s cash, and all other current assets and liabilities, are reflected at cost, which approximates fair value because of the short-term maturity of those instruments.

NOTE 3 - BUSINESS COMBINATION

Effective November 21, 2012, the Company acquired a 100% ownership interest of the issued and outstanding membership interests in Greencook, an Ohio limited liability company, 100% of the issued and outstanding membership interests of Interactive Data, LLC (“Interactive Data”), a Georgia limited liability company, and 100% of the issued and outstanding membership interests of Global Data Company PTC LTD (“Global Data”), an Australian entity, in exchange for 17.2771% membership interests of the Company.

The ownership interest of Greencook was accounted for using the acquisition method of accounting in accordance with business combination accounting guidance, as this business was integrated into the Company’s business. Greencook provides data solutions for identity authentication, fraud prevention, and debt recovery. The results of operations of Greencook have been included in the consolidated statements of operations since the date of acquisition.

The ownership interest of Interactive Data and Global Data were also accounted for using the acquisition method of accounting. As of December 31, 2012, the purchase price allocation for these acquisitions was preliminary as the Company had not completed the valuation of the assets and liabilities. The purchase price for these acquisitions was preliminarily recorded in goodwill. In 2013 and during the measurement period, we entered into a settlement agreement, as described in Note 11, Commitments and Contingencies, whereby these entities were returned to the sellers.  As such, we did not complete the purchase price allocation and no assets or liabilities remain on our financial statements as of September 30, 2013.

Purchase Price Allocation
The fair value of the Greencook assets acquired and liabilities assumed, consisted of the following:

Fair value
Cash and Cash Equivalents	$175,881
Accounts Receivable	322,597
Prepaid Expenses and other receivables	271,382
Property, plant and equipment	1,689,981
Goodwill	2,601,121
Other intangibles	486,464
Total assets acquired	5,547,426
Total liabilities assumed	(1,437,426)
Net assets acquired	$4,110,000

The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill. The purchase price of Greencook exceeded the fair value of the net assets acquired due primarily to growth opportunities and synergies associated with its internally developed software. The entire fair value of Greencook goodwill became impaired and was written off during 2012.

Identifiable Intangible Assets
The identifiable intangibles acquired included customer relationships, software, non-compete and tradename. The customer relationships, non-compete, tradename and certain software data totaling $280,150, were determined to be impaired and written off during 2013.
Acquisition Costs
The Company’s acquisition-related costs were $72,254, consisting of legal and professional fees and expensed as incurred.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Life	September 30, 2013	December 31, 2012
Leasehold improvements	*	$11,249,976	$11,276,500
Computer and network equipment	5	10,648,535	10,875,792
UPS system	5	712,500	712,500
Security systems	5	421,269	421,269
Furniture and fixtures	7	88,598	88,598
Total		23,120,878	23,374,659
Accumulated depreciation & amortization		(11,317,607)	(8,616,911)
Property and equipment, net		$11,803,271	$14,757,748

* Leasehold improvements are amortized over the shorter of the estimated useful lives, ranging from 5 to 11 years, or the remaining life of the lease.

During the nine months ended September 30, 2013, and the year ended December 31, 2012, depreciation expense totaled $2,763,782 and $3,389,249, respectively, and is included in depreciation and amortization in the consolidated statement of operations.

Depreciation expense on capitalized lease assets is included in depreciation expense. The net carrying value of capitalized leased assets totaled $3,197,805 and $2,664,837, as of September 30, 2013 and December 31, 2012, respectively. The accumulated depreciation on these assets totaled $888,279 as of September 30, 2013.

The Company took impairment charges associated with equipment, furniture and fixtures and leasehold improvements acquired with the purchase of Greencook totaling $190,695 and $1,115,262 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. These impairments are due to these tangible assets no longer being used by the Company. These impairments are reported in loss on disposal of assets in the consolidated statement of operations.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Estimated Useful Life	September 30, 2013
		Gross	Accumulated Amortization	Net
Intangible assets with finite useful life:
Software	4.4	$261,375	$(158,180)	$103,195
Child protection software	15	100,000	(26,111)	73,889
Historical data	15	406,540	(87,468)	319,072
Total		767,915	(271,759)	496,156

Intangible asset with indefinite useful life:
Domain name		50,000	—	50,000

Total intangible assets		$817,915	$(271,759)	$546,156

		December 31, 2012
	Estimated Useful Life	Gross	Accumulated Amortization	Net
Intangible assets with finite useful life:
Software	4.4	$261,375	$(62,559)	$198,816
Child protection software	15	100,000	(21,111)	78,889
Historical data	15	448,240	(68,531)	379,709
Customer relationships	*	109,000	(3,633)	105,367
Noncompete agreements	*	100,000	(6,667)	93,333
Trademarks	*	53,000	(1,767)	51,233
Total		1,071,615	(164,268)	907,347

Intangible asset with indefinite useful life:
Domain name		50,000	—	50,000

Total intangible assets		$1,121,615	$(164,268)	$957,347
*Useful life not meaningful due to 2013 asset impairment

Amortization expense for intangibles other than historical data is included in depreciation and amortization in the consolidated statement of operations, and totaled $110,714 and $29,589 during the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. Historical data amortization is included in cost of revenue in the consolidated statement of operations, and totaled $20,327 and $26,964 during the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.

Estimated amortization of the remaining intangible assets balance is as follows:

Period	Annual Amortization Expense
Three months ended December 31, 2013	$34,778
2014	71,645
2015	67,835
2016	66,721
2017	55,737
2018	33,769
Years thereafter	215,671
Total future amortization expense	$546,156

The Company determined that intangibles totaling $280,150 and $1,000,000 were impaired for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. The 2013 impairments consisted of a write-down of customer relationships, noncompete agreements and trademarks, acquired with the purchase of Greencook. The 2012 impairments were the result of a write-down of business relationships acquired during 2012.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2013	December 31, 2012
Accrued interest	$8,495,027	$6,439,074
Accrued data contracts	4,851,766	3,548,899
Accrued payroll	677,197	577,189
Other accrued expenses	349,163	98,040
Total accrued expenses	$14,373,153	$10,663,202

The Company enters into data licensing rights agreements and related amendments to provide the Company non-exclusive and nontransferable licenses of certain data. As of September 30, 2013, these data contracts expire at and have various payment terms. Accrued data contracts totaled $4,851,766 and $3,548,899 at September 30, 2013 and December 31, 2012, respectively.

The accrued interest represents interest expense accrued on related party loans discussed further in Footnote 7, Related Party Transactions.

NOTE 7 - RELATED PARTY TRANSACTIONS

Note Payable to Technology Investors, Inc.
On January 31, 2011, the Company entered into a revolving line of credit (“Member loans”) with Technology Investors, Inc. (“Tech Inc.”) in the amount of $125,000,000 secured by substantially all of the assets of the Company. Tech Inc. is the majority member of the Company. The Member loan bears interest at an annual rate of 3.25%. The amount outstanding under this promissory note at September 30, 2013 and December 31, 2012 totaled $81,740,000 for both periods. In accordance with the agreement, the outstanding balance became due on January 31, 2014. Interest expense totaled $1,986,954 and $2,600,000 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. Accrued interest at September 30, 2013 and December 31, 2012 totaled $8,426,027 and $6,439,074, respectively, and is included in accrued expenses in the consolidated balance sheets.

E&C Asher Note
On May 14, 2013 and August 16, 2013, the Company entered into two debtor in possession credit agreements (“DIP loans”) with The Eliza Desiree Asher Trust and the Caroline J. Asher Trust (“E&C Asher Trusts”). Each agreement was in the amount of $2,000,000, together totaling $4,000,000, and secured by substantially all of the assets of the Company. E&C Asher Trusts are members of the Company. The DIP loans had stated interest at an annual rate of 9.00% and were due on demand. The amount outstanding under these promissory notes totaled $4,000,000 as of September 30, 2013. Interest expense totaled $93,000 for the nine months ended September 30, 2013. Accrued interest at September 30, 2013 totaled $69,000, and is included in accrued expenses in the consolidated balance sheets.

Advances Payable to Technology Investors, Inc.
From time to time, Tech Inc. provided advances to the Company. These advances did not bear interest, were unsecured and due on demand. The amounts of net advances at September 30, 2013 and December 31, 2012 totaled $9,557 and $3,546, respectively, and are included in other current liabilities in the consolidated balance sheets.

Due to/from Related Parties
From time to time, the Company made or received advances from related parties. These advances did not bear interest, were unsecured, and due on demand. There were no amounts due to or from related parties at September 30, 2013. The net amount due from related parties at December 31, 2012, totaled $560,655, and is included in prepaid expenses and other receivables in the consolidated balance sheet. Of the due from amount, $100,000 is due from members, which is treated as distribution to members in the consolidated statements of members’ deficit.

NOTE 8 - LLC AGREEMENT

Effective at its formation, the Company entered into a LLC operating agreement, commonly referred to as the “LLC Agreement.” The Company entered into various amendments to the LLC Agreement, primarily to admit new LLC members and to change governance provisions; the last amendment was effective November 21, 2012.

The liability of a member for the losses, debts and obligations of the Company shall be limited to its capital contributions which have not been repaid to or withdrawn by such member. No member shall have any liability to restore any negative balance in its capital account. There are two classes of members’ interests, equity interests and profits interests, and the term of the Company is perpetual unless sooner terminated by the consent of the Board of Managers, the sale of all or substantially all of the assets of the Company; or the entry of a decree of judicial dissolution.

The business and affairs of the Company were managed by the Board of Managers, which had the authority to conduct the business of the Company subject to certain limitations as enumerated in the Agreement. The Board of Managers had no more than seven members, and functioned similar to a board of directors of a corporation. The majority LLC unit owner, Technology Investors, Inc. had the right to appoint the Sole Manager of the Company and all of the members of the Board of Managers.

NOTE 9 - EQUITY-BASED COMPENSATION

Effective September 1, 2011, the members of the Company established the “TLO, LLC 2011 Option Plan” (the “ Option Plan”) for the purposes of attracting, retaining, rewarding and motivating its employees and non-employee consultants. The Option Plan authorized 15,000,000 LLC option units for grant. All stock options vest based on the passage of time over the requisite service period. Expense was recognized straight line over the requisite service period of the entire award. All stock options were valued using the Black-Scholes valuation model. No options were granted in 2013. Following is a summary of assumptions used to value the awards granted in 2012 and 2011.

	2012 Awards	2011 Awards
Dividend yield	Zero	Zero
Expected volatility	43.0%	43.0%
Risk-free interest rate	0.79%	0.91%
Expected life	5 years	5 years
Weighted-average grant date fair value	$1.14	$0.76
Term	10 years	10 years
Vesting per year	50%	25%

The dividend yield was estimated to be zero because the Company did not expect to pay dividends. The expected volatility was estimated based on comparable company volatility. The risk-free interest rate was derived from the constant maturity treasury curve for terms matching the expected life of the award. The expected life was estimated at five years because there is was insufficient experience to provide a historical estimate.

A total of 5,782,000 stock options were granted in 2012. The 2012 awards vested annually from May 7, 2012. A total of 7,465,000 stock options were granted prior to 2012. Those awards vested annually retroactive to the later of the hire date or September 1, 2009.

Equity-based compensation expense for the nine months ended September 30, 2013 and the year ended December 31, 2012, was $1,806,916 and $4,545,354, respectively.

No stock options were ever exercised under the Plan. In connection with the bankruptcy filing and subsequent sale of the Company’s assets on December 16, 2013, all unvested options immediately vested, but were considered worthless.

NOTE 10 - CAPITAL ACCOUNTS

The total number of members’ units issued by the Company as of September 30, 2013, were 171,898,524, of which 32,660,720 were returned to the Company as a result of the litigation settlement discussed in Footnote 11, Commitments and Contingencies. Members’ units outstanding as of September 30, 2013, were 139,237,804. As described in Footnote 9, Equity-based Compensation, 15,000,000 units were reserved for issues pursuant to the Option Plan. Units consist of two classes, equity interests and profits interests, and the holders thereof are entitled to one vote for each unit.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating Lease
The Company leases its facility under a non-cancelable operating lease that expires in August 2020, with an option to renew for two five-year periods at fair market rental rates. Rent expense totaled $2,119,682 and $2,775,177 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. In connection with the bankruptcy and subsequent sale of the Company, this lease was renegotiated to reduce the size of the leased facility and future lease payments.

Capital Lease
The Company leases computer and network equipment as capitalized leases, which expire June 2017. The assets related to these leases are included in property and equipment in the consolidated balance sheet, see Footnote 4, Property and Equipment for further discussion.

Minimum future rental payments (including estimated future common area charges and sales tax) under this non-cancelable operating lease and capital lease as of September 30, 2013, were as follows:

Periods	Operating Lease	Capital Lease
Three months ended December 31, 2013	$725,504	$444,601
2014	2,947,608	960,194
2015	3,112,269	960,194
2016	3,365,176	960,194
2017	3,458,574	480,098
2018	3,554,803	—
Thereafter	6,141,604	—
	23,305,538	3,805,281
Less Interest Portion		(459,963)
Total	$23,305,538	$3,345,318

Litigation
From time to time the Company may be exposed to threatened claims and legal actions in the normal course of business, some of which may be initiated by the Company. With the exception of the settlement agreement, mentioned below, management believes that the settlement or resolution of such threats or actions, if any, will not have a material effect on the financial position or results of operations of the Company.

Effective September 23, 2013, TLO finalized a settlement agreement to settle disputes related to acquisitions described in Footnote 3, Business Combinations, in which TLO retained Greencook and $7,500,000 in cash previously contributed, and returned Global

Data and Interactive Data to the sellers. The sellers returned all the outstanding member units acquired under the November 21, 2012, contribution agreement and related transactions. The net effect of the settlement was $10,600,000 in residual capital retained by the Company.

Other Contingencies
The Company has a security agreement with its primary financial institution by which the Company’s commercial credit card agreement was secured by a money market savings account. At September 30, 2013 and December 31, 2012, $400,000 and $600,000, respectively, of the Company’s cash and cash equivalents was collateralized by this agreement.

NOTE 12 - SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after September 30, 2013 through March 3, 2014, the date which the consolidated financial statements were available to be issued for disclosure. The following matters have occurred through March 3, 2014.

On December 12, 2013, the Company entered into an asset purchase agreement with TransUnion Alternative Data for the purchase of TLO Business for approximately $152,400,000. The business assets and identified liabilities included tangible assets of approximately $10,900,000 and liabilities of approximately $5,800,000. TLO Business was transferred to TransUnion Alternative Data on December 16, 2013.

A portion of the proceeds from the sale of TLO Business was used to pay off the DIP loans and other outstanding obligations. The remaining proceeds will be used to pay off additional creditors and equity holders subject to liquidation preference under US bankruptcy code. As of December 16, 2013, the Company has ceased operations. The Company’s remaining assets will be liquidated in accordance with US bankruptcy code.

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